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                                                            Exhibit 23.2









                        CONSENT OF INDEPENDENT AUDITORS




We consent to the inclusion of our report dated April 20, 1999, with respect to the financial statements of Equality Mortgage Corporation, included as an exhibit in Equality Bancorp, Inc.'s 10-KSB.




                                         /s/RUBIN, BROWN, GORNSTEIN & CO. LLP

June 28, 1999
St. Louis, Missouri